Exhibit 10.2

*

Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

ASSIGNMENT OF PROCEEDS AGREEMENT

This Assignment of Proceeds Agreement (“Assignment Agreement”), dated as of December 10, 2009 is between AE BIOFUELS, INC., a Nevada corporation (“AEB”), and THIRD EYE CAPITAL CORPORATION, an Ontario corporation (“Third Eye”), as agent for certain purchasers (“Purchasers”) of the Note (defined below) dated May 16, 2008.

RECITALS

A.

AEB, Third Eye and the Purchasers named therein entered into a certain Note and Warrant Purchase Agreement, dated as of May 16, 2008, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement dated as of May 28, 2008 between the Company and Third Eye, as further amended by that certain Amendment No. 2 and Limited Waiver to Note and Warrant Purchase Agreement dated as of July 23, 2008 between the Company and Third Eye and as further amended by that certain Amendment No. 4 and Limited Waiver to Note and Warrant Purchase Agreement dated as of December 10, 2009 between the Company and Third Eye (collectively, the “Original Agreement” or “Note”).

B.

The Company and Third Eye signed an Amendment No. 3 and Limited Waiver to Note and Warrant Purchase Agreement dated March 31, 2009; however, the Company failed to satisfy the conditions precedent to the effectiveness of such amendment and such amendment is hereby deemed null and void. As of the date of this Assignment Agreement, the Note is currently in default.

C.

AEB is the parent company of AE Advanced Fuels, Inc., a Delaware corporation (the “Subsidiary”), and AE Advanced Fuels Keyes, Inc., a Delaware corporation (the “Project Company”).  AEB and the Project Company have entered into a project agreement and lease agreement with Cilion, Inc. in connection with the 55 million gallon per year ethanol plant owned by Cilion, Inc. located in Keyes, California.  AEB plans to receive royalties and other payments from the Subsidiary as well as dividends from the Project Company resulting from the net cash flows provided from operating the leased ethanol plant (collectively with all cash dividends, cash royalties and all other proceeds thereof received by AEB from time to time from the Subsidiary or the Project Company, including, without limitation, from project financing* into the Subsidiary and/or the Project Company, the “Proceeds”). These Proceeds will be used for ordinary business expenses, including repayment of AEB’s outstanding debt and operating expenses.

D.

AEB has agreed to assign to Third Eye, as agent for the Purchasers, and grant to Third Eye a first priority security interest in, fifty percent (50%) of all Proceeds (collectively, the “Assigned Proceeds”) to repay outstanding principal and interest on the Note.

NOW, THEREFORE, the parties hereby agree as follows:

1. ASSIGNMENT OF PROCEEDS.  AEB hereby assigns to Third Eye, as agent for the Purchasers, and grants to Third Eye, as agent for the Purchasers, a first priority security interest in, the Assigned Proceeds.

2.

DEPOSIT ACCOUNT. AEB has established account no. __________________(the "Account") at the Heritage Bank (the "Bank") located at ____________, San Jose, California in the name of AEB.  AEB acknowledges that the Account is a deposit account denominated in dollars.  AEB shall pay or cause to be paid all Assigned Proceeds directly to the Account in immediately available funds. Pursuant to a mutually acceptable deposit account control agreement among AEB, Third Eye, as agent for the Purchasers, and Bank (the “Control Agreement”), Third Eye, as agent for the Purchasers, shall have a first priority security interest in and control over the Assigned Proceeds and the Account. All fees associated with the Account and its operation shall be paid by AEB.  AEB shall cause a Control Agreement duly executed by AEB and the Bank to be delivered to Third Eye within thirty (30) days of the date of this Agreement.

a)

Assignment. AEB hereby assigns to Third Eye, as agent for the Purchasers, and grants to Third Eye, as agent for the Purchasers, a first priority security interest in, the Assigned Proceeds and the Account.

b)

Withdrawals.

All Assigned Proceeds shall be promptly deposited into the Account and shall be remitted within 3 business days of deposit into the Account to Third Eye in accordance with the instructions set forth in Exhibit A attached hereto.  All Assigned Proceeds received by Third Eye in accordance with the terms of this Assignment Agreement shall be applied by Third Eye, as agent for the Purchasers, in the following order of priority:

i)

all then unpaid fees and expenses of Agent and Purchasers under the Notes and the other Transaction Documents(including reasonable attorneys’ fees) other than those added to the principal of the Note pursuant to the Note;

ii)

accrued and unpaid interest on the Notes (in such order as Agent shall determine in its sole discretion); and

iii)

the unpaid principal balance of the Note.

3.

EVENTS OF DEFAULT. If AEB fails to perform any of its obligations hereunder, including, without limitation, the delivery of a duly executed Control Agreement in accordance with Section 2 above, and such failure has continued uncured for ten (10) days after receipt of written notice from Third Eye to AEB, Third Eye may thereafter at any time and from time to time and without demand or notice, withdraw and receive all Assigned Proceeds in the Account up to the full amount of principal, interest, fees and costs outstanding under the Note in addition to and not in limitation of any other rights or remedies available to Third Eye under or in connection with the Note, at law or in equity.

4.

WAIVERS; ACCOUNTING.

a)

Waivers.  AEB waives any right to require Third Eye to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with withdrawal of the Assigned Proceeds from the Account.

b)

Accounting.  Within five (5) days of the end of each calendar month, AEB shall provide to Third Eye a written accounting of all Proceeds received by AEB, the Subsidiary and the Project Company for the prior month in form and content reasonably acceptable to Third Eye. In addition AEB shall cause the Bank to send a duplicate statement for the Account to Third Eye and shall authorize the Bank to provide any additional information relating to the Account to Third Eye upon Third Eye’s request without AEB’s further consent

5.

TERMINATION. This Assignment Agreement shall remain in full force and effect until all principal and interest outstanding under the Note is paid in full.

6.

REPRESENTATIONS.  AEB hereby represents and warrants to Third Eye as of the date of this Assignment Agreement as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Assignment Agreement have been duly authorized, and do not contravene (i) its articles of incorporation and bylaws, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Assignment Agreement; (D) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

7. MISCELLANEOUS.

a) This Assignment Agreement may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of AEB and Third Eye.

b) This Assignment Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

c) AEB may not assign, delegate or transfer this Assignment Agreement or any of its rights or obligations hereunder without the prior written consent of Third Eye.  This Assignment Agreement shall be binding upon AEB and its respective successors and assigns.

d) This Assignment Agreement is a Transaction Document (as defined in the Note).

e) THIS ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE NOTE AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE NOTE.

This Assignment Agreement is executed as of the date stated at the beginning of this Assignment Agreement.

Third Eye:

Third Eye Capital Corporation

By:	/s/ David G. Alexander
Its:	David G. Alexander Managing Director

AEB:

AE Biofuels, Inc.

By:	/s/ Eric A. McAfee
Its:	Eric A. McAfee Chairman/Chief Executive Officer